Q4 2022
Shareholder
Letter

Letter to Shareholders: FY 2022
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Key annual metrics
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Letter to Shareholders: FY 2022
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Dear Root Shareholders
In 2022, we made substantial progress on our most important objectives:

•Finished 2022 with a Q4 gross accident period loss ratio of 77%, down from 94% in Q4 2021, by leveraging our technology platforms to identify and rapidly respond to rising inflation, while the auto insurance industry has been experiencing an overall increase.
•Reduced our fixed expenses on a run rate basis from $197 million per year in 2021 to $123 million per year in 2022, a 38% improvement.
•Improved net loss 43%, operating loss 46% and adjusted EBITDA 58% compared to 2021.
•Reduced our operating capital consumption by $193 million compared to 2021.
•Grew our embedded new writings to 41% of our new writings in Q4 2022, compared to 3% of new writings in Q4 2021.
•Executed a commercial agreement with a national digital financial services company to further expand our embedded platform, and are continuing to see momentum in the funnel for future partners.

We believe we have positioned the Company to drive profitable new writings growth while continuing our loss ratio and expense trajectory. We expect continued improvements in 2023 and believe the actions we continue to take in pricing, underwriting, and expense reduction put the Company on a path to be capital self-sufficient.

Q4 2022 highlights
All figures are compared to Q4 2021 unless otherwise stated.
•Gross premiums written decreased 23% to $122 million
•Gross premiums earned decreased 25% to $143 million
•Renewal premium % of gross premiums earned increased to 81%

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Letter to Shareholders: FY 2022
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•Accident period severity increased 10% and frequency decreased 12%
•Gross profit increased by $19 million to $(4) million
•Direct contribution increased 336% to $10 million
•Gross combined ratio improved 12 points to 132%

Growth
We believe meeting customers in the moment of need creates better customer experiences and better business results. We see embedded insurance as the next large secular trend in distribution and through our flexible tech stack and insurance product, we believe we have a leading advantage to build and scale differentiated access to customers in this growing channel. In 2022, we grew our embedded new writings more than 8x. Carvana, our first embedded partner, grew to 41% of our new writings in Q4 2022. This growth was largely driven by rapid product iteration, allowing us to further streamline the purchase process. We continue to see opportunities to increase new writings from Carvana, as well as scale the platform to new partners.

Embedded as a Percentage of New Writings
60%
40%
20%
—%
3%
14%
27%
38%
41%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022

We signed a commercial agreement with a national digital financial services company to further expand our embedded platform, and are continuing to see momentum in the funnel for additional partners. We believe our early embedded success demonstrates our differentiation and serves as a strong proof point for future partners.

In our direct channel, as our loss ratios continue to trend towards our long-term target of 65%, we are offering our product more broadly in certain markets. This includes allowing customers to purchase a policy immediately versus requiring a test drive before purchase, underwriting out fewer policies, and opportunistically deploying marketing dollars in the states and segments anticipated to be most profitable.

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Letter to Shareholders: FY 2022
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Pricing and Underwriting
We have responded to the worst auto insurance cost inflation in history with a combination of rate increases, strengthened underwriting and meaningful segmentation improvements through new loss models, additional underwriting rules, and new fee structures to lower the impact of increased claims costs. We continue to see our accident period loss ratio trend down quarter-over-quarter as a result of our quick and decisive actions over the past year. In 2022, we implemented 53 rate filings with an average increase of 37% across our total book. In addition, we have filed revised policyholder contracts in 33 markets. In Q4 2022, we had 63% of our addressable market hit our 65% loss ratio target. Our on-level loss ratio for the quarter was 62% reflecting additional rate expected to earn into our book throughout 2023.

We also continue to see large improvements in our segmentation. This rapid improvement in segmentation is core to our business—we get more data, which allows us to improve pricing, which in turn allows us to target profitable new business. Leveraging our modern technology stack and our data driven approach to pricing, we can quickly retrain our predictive models, generate the necessary regulatory filings, and ship these into the market at a pace we believe to be the best in the industry.

Gross accident period loss ratio
*Renewal gross accident period loss ratio for auto only

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Letter to Shareholders: FY 2022
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Financial
The actions we have taken in 2022 to lower the loss ratio through pricing and underwriting improvements and significantly reduce our fixed expenses resulted in year-over-year improvement to net loss of $223 million or 43%, and adjusted EBITDA of $260 million, or 58%. We reduced our operating capital consumption from $403 million in 2021 to $211 million in 2022. We ended the year with $559 million in unencumbered capital. As we continue to lower loss ratios and manage expenses in the business through 2023, we believe that we are in a strong position to significantly reduce operating loss in 2023.

Net Loss and Adjusted EBITDA ($M)
$—
$(50)
$(100)
$(150)
$(110)
$(73)
$(78)
$(52)
$(96)
$(63)
$(66)
$(46)
$(58)
$(25)
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Net Loss
Adjusted EBITDA

*Reconciliation from Net Loss to Adjusted EBITDA disclosed on page 20.

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Letter to Shareholders: FY 2022
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Looking ahead
As our policy-in-force decrease continues to outpace new writings, we expect to continue to see contraction in revenue in 2023 while we build out our embedded platform and open up our direct channel in our most profitable markets for new writings. We believe these profitable new writings, coupled with the loss ratio and expense improvements we have made, put us in a position to significantly decrease operating loss over the next year. As such, we expect to significantly reduce our operating capital consumption in 2023 and believe the Company is on a path to capital self-sufficiency.

We remain grateful to our employees, who drive Root’s mission with passion and determination every day, our customers for their trust, and our shareholders for their continued support.

Alex Timm
Co-Founder & CEO

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Letter to Shareholders: FY 2022
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Non-GAAP financial measures
This letter and statements made during our earnings webcast may include information relating to Direct Contribution and Adjusted EBITDA, which are "non-GAAP financial measures" and are defined below. These non-GAAP financial measures have not been calculated in accordance with generally accepted accounting principles in the United States, or GAAP, and should be considered in addition to results prepared in accordance with GAAP, GAAP Gross Profit (Loss), and should not be considered as a substitute for, or superior to, GAAP results.

In addition, Direct Contribution and Adjusted EBITDA should not be construed as indicators of our operating performance, liquidity, or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (1) monitor and evaluate the performance of our business operations and financial performance, (2) facilitate internal comparisons of the historical operating performance of our business operations, (3) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels, (4) review and assess the operating performance of our management team, (5) analyze and evaluate financial and strategic planning decisions regarding future operating investments, and (6) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP financial measures” and “Reconciliation of GAAP to non-GAAP financial measures” in Root’s 2022 Annual Report on Form 10-K at http://ir.joinroot.com or the SEC’s website at www.sec.gov.

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Letter to Shareholders: FY 2022
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Defined Terms
We utilize the following definitions for terms used in this letter.

Direct Contribution
We define direct contribution, a non-GAAP financial measure, as gross profit/(loss) excluding net investment income, net realized gains (losses) on investments, report costs, salaries, health benefits, bonuses, employee retirement plan related expenses and employee share-based compensation expense, overhead allocated based on headcount, licenses, net commissions, professional fees and other expenses, ceded earned premium, ceded loss and loss adjustment expenses, or LAE, and net ceding commission and other. Net ceding commission and other is comprised of ceding commission received in connection with reinsurance ceded, partially offset by amortization of excess ceding commission, and other impacts of reinsurance ceded which are included in other insurance (benefit) expense. After these adjustments, the resulting calculation is inclusive of only those gross variable costs of revenue incurred on the successful acquisition of business. We view direct contribution as an important metric because we believe it measures progress towards the profitability of our total policy portfolio prior to the impact of reinsurance.

Adjusted EBITDA
We define adjusted EBITDA, a non-GAAP financial measure, as net loss excluding interest expense, income tax expense, depreciation and amortization, share-based compensation, warrant compensation expense, restructuring charges, and write-off of prepaid marketing expenses and reclassifications of certain sales and marketing expenses, and related legal and other fees, net of anticipated insurance recovery. After these adjustments, the resulting calculation represents expenses directly attributable to our operating performance. We use adjusted EBITDA as an internal performance measure in the management of our operations because we believe it provides management and other users of our financial information useful insight into our results of operations and underlying business performance. Adjusted EBITDA should not be viewed as a substitute for net loss calculated in accordance with GAAP, and other companies may define adjusted EBITDA differently.

Unencumbered Capital
We define unencumbered capital as unrestricted cash and cash equivalents held outside of our regulated insurance entities.

On-level loss ratio
We define on-level loss ratio as held ultimate loss dollars in the quarter divided by earned premiums in the same quarter adjusted to reflect the latest rating plans in market. This rate adjustment is done by recalculating earned premiums for all exposure in the accident quarter using the latest rating plan in use in each given market.

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Letter to Shareholders: FY 2022
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About Root, Inc.
Founded in 2015 and based in Columbus, Ohio, Root, Inc. (NASDAQ: ROOT) is the parent company of Root Insurance Company. Root is revolutionizing insurance through data science and technology to provide consumers a personalized, easy, and fair experience. The Root app has roughly 11 million app downloads and has collected 19 billion miles of driving data to inform their insurance offerings.

For further information on Root, please visit root.com.

Root Insurance Company is headquartered in Columbus, Ohio, with renters insurance available in Arkansas, Georgia, Kentucky, Missouri, Nevada, New Mexico, Ohio, Tennessee, and Utah. Root is active in 34 markets for auto insurance: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Mississippi, Missouri, Montana, Nebraska, New Mexico, Nevada, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, West Virginia, and Wisconsin. Business is underwritten by Root Insurance Company and/or Property & Casualty Insurance Company depending on the market. In Texas, we also use Redpoint County Mutual Insurance Company. Carvana Insurance Built with Root is available only in the states where Root writes insurance, excluding California.

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Letter to Shareholders: FY 2022
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Forward-looking statements
This letter contains—and statements made during the above-referenced webcast will contain— forward-looking statements relating to, among other things, the future performance of Root and its consolidated subsidiaries that are based on Root’s current expectations, forecasts, and assumptions, and involve risks and uncertainties.
These include, but are not limited to, statements regarding:

•Our expected financial results for 2023
•Our ability to retain existing customers, acquire new customers, and expand our customer reach
•Our expectations regarding our future financial performance, including total revenue, gross profit/(loss), net income/(loss), direct contribution, adjusted EBITDA, gross loss ratio, gross LAE ratio, gross expense ratio, marketing costs and costs of customer acquisition, quota share levels, and expansion of our new and renewal premium base
•Our ability to realize profits, acquire customers, retain customers, contract with additional partners to utilize the product, or achieve other benefits from our embedded insurance offering
•Our ability to expand our distribution channels through additional partnership relationships, digital media, and referrals
•Our ability to drive a significant long-term competitive advantage through our partnership with Carvana and other embedded insurance partners
•Our ability to close the transactions with potential additional embedded insurance partners that we are currently progressing and develop embedded products for such embedded insurance partners
•The impact of supply chain disruptions, increasing inflation, a recession and/or disruptions to properly functioning financial and capital markets and interest rates on our business and financial condition
•Our ability to accurately identify profitable segments, achieve breakeven or profitable unit economics and achieve overall profitability on any particular timeline or at all
•Our ability to reduce operating losses and operating capital consumption
•Our ability to conserve capital, deploy capital effectively, achieve cash breakeven and/or positive operating cash flow and become self-funding on any particular timeline or at all
•Our ability to raise additional capital efficiently or at all
•Our ability to operate a “capital-efficient” business and obtain and maintain reinsurance contracts
•The accuracy and efficiency of our telematics and behavioral data, and our ability to gather and leverage additional data
•Our ability to materially improve retention rates and our ability to realize benefits from retaining customers
•Our ability to realize economies of scale and grow margins
•Our goal to be licensed in all states in the United States and the timing of obtaining additional licenses and launching in new states
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Letter to Shareholders: FY 2022
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•Our ability to take rate action early and react to changing environments
•Our ability to underwrite risks accurately and charge profitable rates
•The growth rates of the markets in which we compete
•Our ability to drive improved conversion and decrease the costs of customer acquisition with improved customer characteristics
•Our ability to develop products that utilize our telematics to drive better customer satisfaction and retention
•Our ability to maintain and enhance our brand and reputation
•Our ability to effectively manage the growth of our business
•Our ability to deliver a vertically integrated customer experience
•Our ability to develop an autonomous claims experience
•Our ability to release new products and features and the timing and effectiveness of those releases
•Our ability to protect our intellectual property and any costs associated therewith
•Our ability to attract, motivate and retain key personnel, or hire personnel, and to offer competitive compensation and benefits
•Our ability to maintain proper and effective internal control over financial reporting and remediate existing deficiencies

Root’s actual results could differ materially from those predicted or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance.

Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Root’s business, operating results, and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Root’s 2022 Annual Report on Form 10-K at http://ir.joinroot.com or the SEC’s website at www.sec.gov.

Undue reliance should not be placed on the forward-looking statements in this letter or the above-referenced webcast, which are based on information available to Root on the date hereof. We assume no obligation to update such statements.

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Letter to Shareholders: FY 2022
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Financial statements

ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
	As of
	2022	2021
	(in millions, except par value )
Assets
Investments:
Fixed maturities available-for-sale, at fair value (amortized cost: $134.2 and $129.5 at December 31, 2022 and December 31, 2021, respectively)	$128.4	$129.9
Short-term investments (amortized cost: $0.4 and zero at December 31, 2022 and December 31, 2021, respectively)	0.4	—
Other investments	4.4	4.7
Total investments	133.2	134.6
Cash and cash equivalents	762.1	706.0
Restricted cash	1.0	1.0
Premiums receivable, net of allowance of $2.8 and $5.4 at December 31, 2022 and December 31, 2021, respectively	111.9	148.1
Reinsurance recoverable and receivable, net of allowance of $0.2 at December 31, 2022 and December 31, 2021	148.8	155.0
Prepaid reinsurance premiums	74.2	100.8
Other assets	81.7	73.8
Total assets	$1,312.9	$1,319.3
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Liabilities:
Loss and loss adjustment expense reserves	$287.4	$320.2
Unearned premiums	136.5	180.1
Long-term debt and warrants	295.4	—
Reinsurance premiums payable	119.8	101.6
Accounts payable and accrued expenses	39.7	29.1
Other liabilities	45.0	39.9
Total liabilities	923.8	670.9
Commitments and Contingencies
Redeemable convertible preferred stock, $0.0001 par value, 14.1 at December 31, 2022 and December 31, 2021, respectively (liquidation preference of $126.5)	112.0	112.0
Stockholders’ equity:
Class A common stock, $0.0001 par value, 9.2 and 7.9 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively(1)	—	—
Class B common stock, $0.0001 par value, 5.0 and 6.1 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively(1)	—	—
Additional paid-in capital	1,850.7	1,806.1
Accumulated other comprehensive (loss) income	(5.8)	0.4
Accumulated loss	(1,567.8)	(1,270.1)
Total stockholders’ equity	277.1	536.4
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,312.9	$1,319.3
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(1) Reflects the 1-for-18 reverse stock split that became effective August 12, 2022.
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Letter to Shareholders: FY 2022
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ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS - UNAUDITED

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
	(in millions, except per share data)
Revenues:
Net premiums earned	$64.3	$84.9	$285.9	$310.3
Net investment income	4.0	2.4	6.2	5.0
Net realized (losses) gains on investments	(0.6)	—	0.5	2.4
Fee income	3.4	5.2	16.5	20.9
Other income	0.2	0.7	1.7	6.8
Total revenues	71.3	93.2	310.8	345.4
Operating expenses:
Loss and loss adjustment expenses	77.7	107.8	351.0	392.3
Sales and marketing	3.2	24.7	48.0	270.2
Other insurance (benefit) expense	(2.3)	8.6	(8.0)	5.0
Technology and development	9.4	16.2	55.5	65.5
General and administrative	31.0	27.8	127.4	97.6
Total operating expenses	119.0	185.1	573.9	830.6
Operating loss	(47.7)	(91.9)	(263.1)	(485.2)
Interest expense	(10.6)	(2.1)	(34.6)	(20.0)
Loss on early extinguishment of debt	—	(15.9)	—	(15.9)
Loss before income tax expense	(58.3)	(109.9)	(297.7)	(521.1)
Income tax expense	—	—	—	—
Net loss	(58.3)	(109.9)	(297.7)	(521.1)
Other comprehensive (loss) income:
Changes in net unrealized (losses) gains on investments	1.1	(1.2)	(6.2)	(5.2)
Comprehensive loss	$(57.2)	$(111.1)	$(303.9)	$(526.3)
Loss per common share: basic and diluted (both Class A and B)(1)	$(4.13)	$(7.91)	$(21.11)	$(37.76)
Weighted-average common shares outstanding: basic and diluted (both Class A and B)(1)	14.1	13.9	14.1	13.8
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(1) Reflects the 1-for-18 reverse stock split that became effective August 12, 2022.
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Letter to Shareholders: FY 2022
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ROOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
	Years Ended December 31,
	2022	2021
	(in millions)
Cash flows from operating activities:
Net loss	$(297.7)	$(521.1)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	30.5	19.3
Warrant compensation expense	14.5	8.8
Depreciation and amortization	13.8	16.6
Bad debt expense	17.4	20.9
Loss on early extinguishment of debt	—	15.9
Paid-in-kind interest expense	—	10.6
Paid-in-kind interest paid	—	(20.5)
Net realized gains on investments	(0.5)	(2.4)
Gain on lease modification	(0.9)	—
Change in fair value of equity securities	—	(3.8)
Changes in operating assets and liabilities:
Premiums receivable	18.8	(39.7)
Reinsurance recoverable	6.2	(30.4)
Prepaid reinsurance premiums	26.6	12.0
Other assets	(7.5)	0.8
Losses and loss adjustment expenses reserves	(32.8)	83.0
Unearned premiums	(43.6)	23.0
Reinsurance premiums payable	18.2	12.5
Accounts payable and accrued expenses	17.9	(19.2)
Other liabilities	8.5	10.3
Net cash used in operating activities	(210.6)	(403.4)
Cash flows from investing activities:
Purchases of investments	(47.7)	(17.0)
Proceeds from maturities, call and pay downs of investments	34.1	34.7
Sales of investments	7.1	70.4
Purchases of indefinite-lived intangible assets and transaction costs	(1.3)	—
Capitalization of internally developed software	(8.8)	(6.6)
Purchases of fixed assets	—	(4.6)
Net cash (used in) provided by investing activities	(16.6)	76.9
Cash flows from financing activities:
Proceeds from exercise of stock options and restricted stock units, net of tax proceeds/(withholding)	0.3	3.2
Proceeds from issuance of preferred stock and related warrants	—	126.5
Payment of preferred stock and related warrants issuance costs	(3.0)	(10.5)
Proceeds from issuance of debt and related warrants, net of issuance costs	286.0	—
Repayments of long-term debt	—	(199.5)
Net cash provided by (used in) financing activities	283.3	(80.3)
Net increase (decrease) in cash, cash equivalents and restricted cash	56.1	(406.8)
Cash, cash equivalents and restricted cash at beginning of year	707.0	1,113.8
Cash, cash equivalents and restricted cash at end of year	$763.1	$707.0
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Letter to Shareholders: FY 2022
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Supplemental financial information

ROOT, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS - UNAUDITED

	Years Ended December 31,
	2022	2021	2020
	(dollars in millions, except Premiums per Policy)
Policies in force	220,354	354,371	322,759
Premiums per policy	$1,220	$1,006	$939
Premiums in force	$537.7	$713.0	$606.1
Gross premiums written	$600.0	$742.6	$616.8
Gross premiums earned	$643.6	$719.6	$605.2
Gross profit/(loss)	$(32.2)	$(51.9)	$(14.2)
Net loss	$(297.7)	$(521.1)	$(363.0)
Direct contribution	$27.6	$8.1	$18.9
Adjusted EBITDA	$(185.9)	$(446.1)	$(249.5)
Net loss and LAE ratio	122.8%	126.4%	112.5%
Net expense ratio	72.2%	134.5%	78.1%
Net combined ratio	195.0%	260.9%	190.6%
Gross loss ratio	82.1%	86.0%	82.0%
Gross LAE ratio	10.3%	10.5%	10.1%
Gross expense ratio	45.4%	71.3%	56.5%
Gross combined ratio	137.8%	167.8%	148.6%
Gross accident period loss ratio	80.9%	88.7%	76.1%

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Letter to Shareholders: FY 2022
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ROOT, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS - UNAUDITED

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
	(dollars in millions, except Premiums per Policy)
Policies in force	220,354	255,279	297,716	335,273	354,371
Premiums per policy	$1,220	$1,150	$1,077	$1,040	$1,006
Premiums in force	$537.7	$587.1	$641.3	$697.4	$713.0
Gross premiums written	$122.0	$150.7	$140.1	$187.2	$158.4
Gross premiums earned	$142.9	$155.3	$170.8	$174.7	$189.3
Gross profit/(loss)	$(4.1)	$(8.3)	$(7.5)	$(12.3)	$(23.2)
Net loss(1)	$(58.3)	$(66.4)	$(95.5)	$(77.5)	$(109.9)
Direct contribution	$9.9	$11.5	$(0.2)	$6.4	$(4.2)
Adjusted EBITDA(1)	$(24.5)	$(46.4)	$(63.2)	$(51.8)	$(73.4)
Net loss and LAE ratio	120.8%	117.9%	128.1%	123.5%	127.0%
Net expense ratio	58.9%	67.2%	89.2%	71.3%	84.9%
Net combined ratio	179.7%	185.1%	217.3%	194.8%	211.9%
Gross loss ratio	78.1%	77.9%	87.0%	84.1%	88.5%
Gross LAE ratio	12.2%	10.5%	9.9%	9.1%	11.0%
Gross expense ratio	41.5%	42.0%	54.8%	42.4%	44.0%
Gross combined ratio	131.8%	130.4%	151.7%	135.6%	143.5%
Gross accident period loss ratio	76.5%	79.3%	85.4%	81.4%	94.4%
______________
(1) Reflects revisions made to previously issued financial statements for immaterial errors in the unaudited interim financial statements for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022 related to purported misappropriation of funds by a former senior marketing employee.
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Letter to Shareholders: FY 2022
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ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE TO DIRECT CONTRIBUTION - UNAUDITED
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
	(dollars in millions)
Total revenue	$71.3	$73.7	$80.4	$85.4	$93.2
Loss and loss adjustment expenses	(77.7)	(80.9)	(95.7)	(96.7)	(107.8)
Other insurance benefit (expense)	2.3	(1.1)	7.8	(1.0)	(8.6)
Gross profit/(loss)	(4.1)	(8.3)	(7.5)	(12.3)	(23.2)
Net investment income	(4.0)	(0.9)	(0.7)	(0.6)	(2.4)
Net realized losses/(gains) on investments	0.6	—	0.1	(1.2)	—
Adjustments from other insurance benefit (expense)(1)	11.6	9.7	8.5	8.6	11.8
Ceded premiums earned	78.5	86.7	96.1	96.4	104.4
Ceded loss and loss adjustment expenses	(51.3)	(56.5)	(69.7)	(66.2)	(80.5)
Net ceding commission and other(2)	(21.4)	(19.2)	(27.0)	(18.3)	(14.3)
Direct contribution	$9.9	$11.5	$(0.2)	$6.4	$(4.2)
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(1) Adjustments from other insurance (benefit) expense includes report costs, personnel costs, allocated overhead, licenses, net commissions, professional fees and other.
(2) Net ceding commission and other is comprised of ceding commissions received in connection with reinsurance ceded, partially offset by amortization of excess ceding commission, and other impacts of reinsurance ceded.

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Letter to Shareholders: FY 2022
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ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF TOTAL REVENUE TO DIRECT CONTRIBUTION - UNAUDITED
	Years Ended December 31,
	2022	2021	2020
	(dollars in millions)
Total revenue	$310.8	$345.4	$346.8
Loss and loss adjustment expenses	(351.0)	(392.3)	(362.8)
Other insurance benefit (expense)	8.0	(5.0)	1.8
Gross profit/(loss)	(32.2)	(51.9)	(14.2)
Net investment income	(6.2)	(5.0)	(5.4)
Net realized gains on investments	(0.5)	(2.4)	(0.3)
Adjustments from other insurance benefit (expense)(1)	38.4	56.0	40.9
Ceded premiums earned	357.7	409.3	282.7
Ceded loss and loss adjustment expenses	(243.7)	(302.5)	(194.8)
Net ceding commission and other(2)	(85.9)	(95.4)	(90.0)
Direct contribution	$27.6	$8.1	$18.9
______________
(1) Adjustments from other insurance (benefit) expense includes report costs, personnel costs, allocated overhead, licenses,net commissions, professional fees and other.
(2) Net ceding commission and other is comprised of ceding commissions received in connection with reinsurance ceded, partially offset by amortization of excess ceding commission, and other impacts of reinsurance ceded.

                                             19

Letter to Shareholders: FY 2022
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA - UNAUDITED
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
		(dollars in millions)
Net loss(1)	$(58.3)	$(66.4)	$(95.5)	$(77.5)	$(109.9)
Adjustments:
Interest expense	9.9	8.5	8.5	5.0	1.6
Income tax expense	—	—	—	—	—
Depreciation and amortization	4.6	2.2	2.7	2.6	5.6
Loss on early extinguishment of debt	—	—	—	—	15.9
Share-based compensation	5.5	7.8	7.4	4.5	4.6
Warrant compensation expense	4.2	1.5	3.5	5.3	8.8
Restructuring charges(2)	10.2	—	0.6	7.8	—
Write-off(3)	(0.6)	—	9.6	0.5	—
Adjusted EBITDA	$(24.5)	$(46.4)	$(63.2)	$(51.8)	$(73.4)
______________
(1) Reflects revisions made to previously issued financial statements for immaterial errors in the unaudited interim financial statements for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022 related to the purported misappropriation of funds by a former senior marketing employee.
(2) Restructuring costs consist of severance, benefits, related costs and real estate exit costs comprising of accelerated amortization of certain right-of-use assets, leasehold improvements, furniture and fixtures. This includes $3.2 million and $2.1 million of share-based compensation for Q4 2022 and Q1 2022, respectively. This also includes $0.3 million, $0.3 million and $1.0 million of depreciation and amortization for Q4 2022, Q2 2022 and Q1 2022, respectively.
(3) Write-off of prepaid marketing expense and reclassifications of certain sales and marketing expenses to general and administrative expenses of $0.1 million, $9.6 million and $0.5 million in Q4 2022, Q2 2022 and Q1 2022, respectively, Legal and other fees in Q4 2022 of $1.2 million, net of anticipated recovery in Q4 2022 of $1.9 million related to the purported misappropriation of funds by a former senior marketing employee.

                                             20

Letter to Shareholders: FY 2022
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA - UNAUDITED
	Years Ended December 31,
	2022	2021	2020
	(dollars in millions)
Net loss	$(297.7)	$(521.1)	$(363.0)
Adjustments:
Interest expense	31.9	14.4	69.1
Income tax expense	—	—	—
Depreciation and amortization	12.1	16.6	15.6
Share-based compensation	25.2	19.3	3.7
Tender offer	—	—	25.1
Loss on early extinguishment of debt	—	15.9	—
Warrant compensation expense	14.5	8.8	—
Restructuring charges(1)	18.6	—	—
Write-off(2)	9.5	—	—
Adjusted EBITDA	$(185.9)	$(446.1)	$(249.5)
______________
(1) Restructuring costs consist of severance, benefits, related costs and real estate exit costs comprising of accelerated amortization of certain right-of-use assets, leasehold improvements, furniture and fixtures. This includes $5.3 million of share-based compensation for the year ended December 31, 2022. This also includes $1.7 million of depreciation and amortization for the year ended December 31, 2022.
(2) Write-off of prepaid marketing expense and reclassifications of certain sales and marketing expenses to general and administrative expenses of $10.2 million, legal and other fees of $1.2 million, partially offset by an anticipated insurance recovery of $1.9 million related to the purported misappropriation of funds by a former senior marketing employee.
                                             21

Letter to Shareholders: FY 2022
____________________________________________________________________________________________________________

ROOT, INC. AND SUBSIDIARIES
WRITTEN AND EARNED PREMIUM - UNAUDITED
	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
	(dollars in millions)
Gross premiums written	$122.0	$158.4	$600.0	$742.6
Ceded premiums written	(66.7)	(90.5)	(331.2)	(397.3)
Net premiums written	55.3	67.9	268.8	345.3

Gross premiums earned	142.8	189.3	643.6	719.6
Ceded premiums earned	(78.5)	(104.4)	(357.7)	(409.3)
Net premiums earned	$64.3	$84.9	$285.9	$310.3

                                             22